Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 5 to the Registration Statement on Form S-1 of AIAI Holdings Corporation of our report dated March 4, 2026, with respect to the financial statements of C.C. Carlton Industries, Ltd. included herein. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Forvis Mazars, LLP

Dallas, Texas

April 24, 2026